EXHIBIT 99.1

COMPANY CONTACT
Elda Rudd
724 Solutions
(805) 884-8303
erudd@724.com

724 Solutions Announces Third Quarter 2005 Results

Santa Barbara, CA (November 9, 2005) - 724 Solutions (NASDAQ: SVNX; TSX: SVN), a leading provider of next-generation IP-based network and data services, today reported unaudited results for its third quarter ended September 30, 2005 (all figures are in U.S. dollars).

724 Solutions’ total revenue in the third quarter was $4.5 million, compared to $4.6 million in the previous quarter and $3.5 million in the third quarter of the previous year, a 27% increase year over year.

The net loss for the third quarter of 2005, computed using United States generally accepted accounting principles (“GAAP”), was $1.5 million, or $0.24 per share, compared to a loss of $1.5 million or $0.25 per share in the previous quarter and a loss of $1.5 million or $0.25 per share in the third quarter of 2004.  The third quarter 2004 results included a restructuring charge reversal of $181,000. The Company’s total GAAP cost of revenue and operating expenses were $5.8 million in the third quarter, compared to $5.9 in the previous quarter, and $4.8 million in the same period a year ago.

Non-GAAP net loss for the third quarter was $812,000, or $0.13 per share, compared to $783,000, or $0.13 per share, in the previous quarter and a non-GAAP loss of  $1.3 million, or $0.21 per share, in the third quarter of the previous year, a 35% improvement year over year.  The Company’s total non-GAAP cost of revenue and operating expenses were $5.3 million in the third quarter compared to $5.4 million in the previous quarter, and $4.8 million in the same period a year ago.  A reconciliation between net income on a GAAP basis and a non-GAAP basis is provided in a table immediately following the Summary of Operations.

“We are proud that the Company produced another quarter of respectable year - over - year growth,” said John Sims, Chief Executive Officer, 724 Solutions. “The short term challenge for the Company is to replace the revenue that will be lost from the termination of the HP contract, while our long term opportunity will be defined by our ability to establish a prominent position in the convergence marketplace. The demonstration of our capabilities through the previously announced Project Golden Gate initiative working with our MobileIGNITE partner, Bridgeport Networks, is a tangible demonstration of the unique value we can bring to bear in this market opportunity.”

The Company will be providing no specific revenue guidance for the fourth quarter and indicates that revenue for the quarter will be determined by its ability to replace the revenue lost as a result of the termination of the HP contract, which ended on October 31, 2005.  Total GAAP costs are expected to be in the range of $5.9 million to $6.2 million in the fourth quarter of 2005.  The Company said that it expects total non-GAAP cost of revenue and operating expenses to be in the range of $5.2 million to $5.5 million in the fourth quarter of 2005.  The differences between these two sets of numbers are projected depreciation of $150,000, projected stock-based compensation expenses of $332,000, and projected net interest expense of $188,000.

Key accomplishments in the third quarter:

•

The live demonstration of a MobileVoIP solution with MobileIGNITE partner Bridgeport Networks, that bridges a person’s mobile phone number identity, presence, phone calls and messaging to the user’s desktop running Microsoft Office Communicator 2005 client software, extending the reach of Microsoft Live Communications Server 2005.

•

The announcement of Project Golden Gate, a key technology initiative to deliver a solution that enables mobile network operators to bridge the gap between IMS and legacy macro-cellular networks, to allow their existing subscriber base appear as part of the IMS/SIP network.

Conference Call Information
The Company will host a conference call to discuss the results on November 10, 2005 at 8:30 a.m. (ET). The conference call will be available over the Internet through the company’s web site at www.724.com or by telephone at +1-415-537-1902.   A replay will be available for 30 days following the conference call and can be accessed by dialing 800-558-5253 or +1-416-626-4100 reservation number 21235304.

Non-GAAP Income (Loss) and Total Non-GAAP Operating Expenses
The non-GAAP income (loss) used by 724 Solutions excludes depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges, write down of goodwill, gain on sale of long-term investments and transition, acquisition and foreign exchange impacts (direct costs of terminated employees on a defined transition plan, contractual bonuses accrued relating to historic acquisitions considered to be of no value to the ongoing business and foreign exchange gains and losses on our non-US dollar denominated cash, receivables, payables  and accrued liabilities balances).  Non-GAAP operating expenses are GAAP expenses less depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges, write down of goodwill, gain on sale of long-term investments and transition, acquisition and foreign exchange impacts.  The reduction in the market value of 724 Solutions and the significant changes undertaken by 724 Solutions over the past two years including the substantial reduction in personnel and the closing of offices, have resulted in restructuring charges, the write-down of goodwill and significant changes in other GAAP expenses such as depreciation, stock-based compensation, amortization of intangibles and interest income (expense).  Management believes these non-GAAP metrics provide a meaningful measure of the Company’s results to its investors by excluding items that are significantly different than those we experienced in historic periods as our historic costs are not indicative of our restructured cost structure and our expected costs on a forward looking basis.   Management believes these measures provide relevant and useful information for investors as these measures are an integral part of our internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of 724 Solutions.  While management believes the non-GAAP measures allow investors to better compare 724 Solutions’ results in different periods, the non-GAAP measures may not be comparable to non-GAAP measures of other companies.  There are material limitations to using these non-GAAP measures, including the difficulty associated with comparing these performance measures, as we calculate them, to performance measures presented by other companies, and the fact that these performance measures do not take into account certain significant items, including depreciation, amortization of intangibles, stock-based compensation, interest expense (income), restructuring charges and non recurring and acquisition charges.

About 724 Solutions
724 Solutions (NASDAQ: SVNX; TSX: SVN) delivers reliable, scalable technology and solutions that allow mobile network operators to rapidly deploy flexible and open next generation IP-based network and data services.  Additionally, in conjunction with mobile operator partners, the company provides a series of actionable alerting solutions to enterprises to assist them in lowering operating costs and improving customer relationship management.  724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California.  For more information, visit www.724.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses will obtain from these services and products, future demand for these services and products, our future operating and cash performance, our plans and prospects and the sufficiency of our cash resources. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including the risk that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, the risk that 724 Solutions will be unable to retain its key customers, the risk that 724 Solutions will lose business to competitors with greater resources, and other risks described in 724 Solutions’ Securities and Exchange Commission filings, including its annual report on Form 10-K and its quarterly reports on Form 10-Q. These risks are also described in 724 Solutions’ filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

724 Solutions Inc.
Consolidated Balance Sheets
(in thousands of U.S. dollars)

September 30, 2005 and December 31, 2004

	2005	2004

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,375	$5,417
Short-term investments	6,501	8,005
Restricted cash	220	210
Accounts receivable - trade, net of allowance of $19 (December 31, 2004 - $18)	4,420	2,831
Prepaid expenses and other receivables	619	583

Total current assets	15,135	17,046
Deferred charges	197	286
Fixed assets, net of accumulated amortization of $13,801 (December 31, 2004 - $13,732)	948	1,135

Total assets	$16,280	$18,467

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$752	$613
Accrued liabilities	1,999	2,101
Interest payable to related parties	107	103
Deferred revenue	215	173

Total current liabilities	3,073	2,990
Long-term liabilities	—	92
Convertible notes payable to related parties	7,964	7,947
Long-term interest payable to related parties	660	343

Total liabilities	11,697	11,372
Shareholders’ equity:
Share capital:
Authorized:
Unlimited common shares
Unlimited preferred shares
Issued and outstanding:
6,039,444 common shares (December 31, 2004 - 5,989,300)	764,859	764,530
Additional paid-in capital	980	279
Accumulated deficit	(761,350)	(757,921)
Accumulated other comprehensive income	94	207

Total shareholders’ equity	4,583	7,095
Contingent liabilities *

Total liabilities and shareholders’ equity	$16,280	$18,467

* See note 11 to our consolidated financial statements set forth in our 2004 annual report

724 Solutions Inc. - Summary of Operations (unaudited)
(In thousands of U.S. dollars, except per share amounts)

	Three months ended			Nine months ended

	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

Revenue:
Product	$1,295	$1,704	$2,013	$5,984	$5,704
Services	3,166	2,912	1,489	8,898	3,848

Total revenue	4,461	4,616	3,502	14,882	9,552
Cost of revenue *	1,814	1,917	1,505	5,762	4,570

Gross margin	2,647	2,699	1,997	9,120	4,982
Operating expenses:
Research and development *	1,768	1,693	1,410	5,148	4,932
Sales and marketing *	930	1,023	1,093	3,121	3,669
General and administrative *	748	853	796	2,405	2,384
Depreciation	150	165	124	472	429
Stock-based compensation
Cost of revenue	19	15	4	41	9
Research and development	43	35	10	97	23
Sales and marketing	53	43	9	112	20
General and administrative	233	186	16	450	37
Restructuring charges	—	—	(181)	—	1,019

Total operating expenses	3,944	4,013	3,281	11,846	12,522

Loss from operations	(1,297)	(1,314)	(1,284)	(2,726)	(7,540)
Interest income (expense)	(172)	(180)	(183)	(538)	(186)
Loss on settlement of liability	—	—	—	(165)	—

Net loss for the period	$(1,469)	$(1,494)	$(1,467)	$(3,429)	$(7,726)

Basic and diluted net loss per share	$(0.24)	$(0.25)	$(0.25)	$(0.57)	$(1.29)
Weighted-average number of shares used in computing basic and diluted net loss per share (in thousands)	6,036	6,033	5,983	6,032	5,983

Total cost of revenue and operating expenses	$5,758	$5,930	$4,786	$17,608	$17,092

724 Solutions Inc. - Summary of Non-GAAP Adjustments (unaudited)
(In thousands of U.S. dollars, except per share amounts)

	Three months ended			Nine months ended

	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

GAAP net loss for the period	$(1,469)	$(1,494)	$(1,467)	$(3,429)	$(7,726)
Depreciation	150	165	124	472	429
Stock- based compensation	348	279	39	700	89
Interest expense (income)	172	180	183	538	186
Loss on settlement of liability	—	—	—	165	—
Restructuring charges	—	—	(181)	—	1,019
Non-recurring and acquisition charges **	—	—	—	—	298
Foreign exchange losses (gains)	(13)	87	52	84	66

Non-GAAP net income (loss) for the period	$(812)	$(783)	$(1,250)	$(1,470)	$(5,639)

Non-GAAP net income (loss) per share	$(0.13)	$(0.13)	$(0.21)	$(0.24)	$(0.94)

** Non-recurring and acquisition charges include direct costs related to terminated employees and direct costs related to historic acquisitions

* Non-GAAP operating expenses
Cost of revenue	$1,814	$1,917	$1,505	$5,762	$4,570
Research and development	1,768	1,693	1,410	5,148	4,778
Sales and marketing	930	1,023	1,093	3,121	3,584
General and administrative	761	766	744	2,321	2,259

Total non-GAAP operating expenses	5,273	5,399	4,752	16,352	15,191

724 Solutions Inc. - GAAP to non-GAAP Reconciliation (unaudited)
(In thousands of U.S. dollars)

	Three months ended			Nine months ended

	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

GAAP cost of revenue	$1,814	$1,917	$1,505	$5,762	$4,570
Total reconciling items	—	—	—	—	—

Non-GAAP cost of revenue	1,814	1,917	1,505	5,762	4,570
GAAP research and development	1,768	1,693	1,410	5,148	4,932
Transition costs	—	—	—	—	(154)

Non-GAAP research and development	1,768	1,693	1,410	5,148	4,778
GAAP sales and marketing	930	1,023	1,093	3,121	3,669
Transition costs	—	—	—	—	(85)

Non-GAAP sales and marketing	930	1,023	1,093	3,121	3,584
GAAP general and administrative	$748	$853	$796	2,405	2,384
Transition costs	—	—	—	—	(68)
Foreign exchange gains (losses)	13	(87)	(52)	(84)	(57)

Non-GAAP general and administrative	761	766	744	2,321	2,259

724 Solutions Inc. - Cash Reconciliation (unaudited)
(In thousands of U.S. dollars)

Cash and cash equivalents, short-term investments and restricted cash:
At September 30, 2005	$10,096
At June 30, 2005	11,455

Total cash flow in quarter ended September 30, 2005	(1,359)
Non-recurring payments	—

Operating cash flow in quarter ended September 30, 2005	$(1,359)